Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2026 RESULTS

First Quarter 2026 Highlights
◾
Net sales increase 11.7% to $1,121 million; organic sales increase 7.8%
◾
Operating income margin of 16.6%; Adjusted operating income margin of 16.9%
◾
EPS of $2.47; Adjusted EPS of $2.50
◾
Returned $101 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, April 30, 2026 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2026 net income of $136.4 million, or diluted earnings per share (EPS) of $2.47, which includes special item after-tax net charges of $2.1 million, or $0.03 EPS. This compares with prior year period net income of $118.5 million, or $2.10 EPS, which included special item after-tax net charges of $3.4 million, or $0.06 EPS. Excluding special items, first quarter 2026 adjusted net income was $138.5 million, or $2.50 adjusted EPS. This compares with adjusted net income of $121.9 million, or $2.16 adjusted EPS, in the prior year period.

First quarter 2026 sales increased 11.7% to $1,121.4 million reflecting a 7.8% increase in organic sales, a 1.6% benefit from acquisitions and a 2.3% favorable foreign exchange. Operating income for the first quarter 2026 was $186.2 million, or 16.6% of sales. This compares with operating income of $164.9 million, or 16.4% of sales, in the prior year period. Excluding special items, adjusted operating income was $189.0 million, or 16.9% of sales, as compared with $169.4 million, or 16.9% of sales, in the prior year period.

“We achieved solid first quarter performance driven by disciplined cost management and improving industrial activity in the Americas,” said Steven B. Hedlund, Chairman and Chief Executive Officer. “Our team remains agile as we navigate evolving operating conditions and advance our new long-term RISE strategy. We are well positioned to capitalize on growth opportunities, increase profitability and compound earnings from our strategic initiatives and our capital allocation strategy,” Hedlund concluded.

Webcast Information

This earnings release and supplemental information is available under the Investor Relations section of our website. A call to discuss first quarter 2026 financial results will be webcast live today, April 30, 2026, at 10:00 a.m., Eastern Time. Participants can access the call in listen-only mode here and at https://ir.lincolnelectric.com. To participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available on the Company's website later today.

About Lincoln Electric

Lincoln Electric is a high-performance industrial machinery and technology leader who helps customers manufacture and maintain vital equipment and infrastructure. Lincoln Electric’s innovative solutions enable higher quality and productivity across a variety of processes including welding, cutting, brazing, machining, process automation and field repair. The Company leverages proprietary technologies and expertise in materials science, power electronics, automation and intelligent software to help customers build better and achieve resilience in their operations. Headquartered in Cleveland, Ohio, Lincoln Electric is the essential ‘Linc’ that keeps the economy running. The Company operates 71 manufacturing and automation facilities across 20 countries and serves customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Free cash flow, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2026 RESULTS

operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; the effectiveness of information systems and cybersecurity programs; presence of artificial intelligence technologies; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; the Company’s ability to complete acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, including but not limited to, geopolitical conflicts, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended March 31,				Prior Year
	2026	% of Sales	2025	% of Sales	$	%
Net sales	$1,121,434	100.0%	$1,004,388	100.0%	$117,046	11.7%
Cost of goods sold	722,302	64.4%	638,940	63.6%	(83,362)	(13.0)%
Gross profit	399,132	35.6%	365,448	36.4%	33,684	9.2%
Selling, general & administrative expenses	210,811	18.8%	196,665	19.6%	(14,146)	(7.2)%
Rationalization and asset impairment net charges	2,163	0.2%	3,865	0.4%	1,702	44.0%
Operating income	186,158	16.6%	164,918	16.4%	21,240	12.9%
Interest expense, net	13,374	1.2%	12,127	1.2%	(1,247)	(10.3)%
Other income	570	0.1%	444	—	126	28.4%
Income before income taxes	173,354	15.5%	153,235	15.3%	20,119	13.1%
Income taxes	36,972	3.3%	34,748	3.5%	(2,224)	(6.4)%
Effective tax rate	21.3%		22.7%		1.4%
Net income	$136,382	12.2%	$118,487	11.8%	$17,895	15.1%

Basic earnings per share	$2.49		$2.11		$0.38	18.0%
Diluted earnings per share	$2.47		$2.10		$0.37	17.6%
Weighted average shares (basic)	54,822		56,058
Weighted average shares (diluted)	55,317		56,527

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2026	December 31, 2025
Cash and cash equivalents	$298,903	$308,789
Accounts receivable, net	598,315	538,791
Inventories	693,938	633,364
Total current assets	1,863,444	1,739,512
Property, plant and equipment, net	720,836	702,762
Total assets	3,900,395	3,777,577
Trade accounts payable	448,138	364,934
Total current liabilities (1)	1,020,357	956,691
Long-term debt, less current portion	1,150,138	1,150,228
Total equity	1,511,260	1,469,794

Operating Working Capital	March 31, 2026	December 31, 2025
Average operating working capital to Net sales (2)	18.6%	17.9%

Invested Capital	March 31, 2026	December 31, 2025
Short-term debt (1)	$163,502	$143,780
Long-term debt, less current portion	1,150,138	1,150,228
Total debt	1,313,640	1,294,008
Total equity	1,511,260	1,469,794
Invested capital	$2,824,900	$2,763,802

Total debt / invested capital	46.5%	46.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2026	2025
Operating income as reported	$186,158	$164,918
Special items (pre-tax):
Rationalization and asset impairment net charges (2)	2,163	3,865
Transaction costs (3)	653	802
Amortization of step up in value of acquired inventories (4)	—	(140)
Adjusted operating income (1)	$188,974	$169,445
As a percent of net sales	16.9%	16.9%

Net income as reported	$136,382	$118,487
Special items:
Rationalization and asset impairment net charges (2)	2,163	3,865
Transaction costs (3)	653	802
Amortization of step up in value of acquired inventories (4)	—	(140)
Tax effect of Special items (5)	(740)	(1,158)
Adjusted net income (1)	138,458	121,856
Interest expense, net	13,374	12,127
Income taxes as reported	36,972	34,748
Tax effect of Special items (5)	740	1,158
Adjusted EBIT (1)	$189,544	$169,889

Effective tax rate as reported	21.3%	22.7%
Net special item tax impact	0.1%	0.1%
Adjusted effective tax rate (1)	21.4%	22.8%

Diluted earnings per share as reported	$2.47	$2.10
Special items per share	0.03	0.06
Adjusted diluted earnings per share (1)	$2.50	$2.16

Weighted average shares (diluted)	55,317	56,527

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	2026 and 2025 net charges primarily relate to rationalization plans within all three segments.

(3) Transaction costs primarily relate to acquisitions and are included in Selling, general & administrative expenses.

(4)	Costs relate to acquisitions and are included in Cost of goods sold.
(5)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2026	2025
Net income as reported	$538,428	$461,180
Plus: Interest expense (after-tax)	44,044	41,450
Less: Interest income (after-tax)	4,459	6,868
Net operating profit after taxes	$578,013	$495,762
Special Items:
Rationalization and asset impairment net charges	16,497	55,120
Transaction costs	2,590	6,085
Pension settlement net charges	719	3,792
Amortization of step up in value of acquired inventories	4,104	4,883
Loss on asset disposal	—	4,950
Tax effect of Special items (2)	5,595	(11,545)
Adjusted net operating profit after taxes (1)	$607,518	$559,047

Invested Capital	March 31, 2026	March 31, 2025
Short-term debt	$163,502	$109,620
Long-term debt, less current portion	1,150,138	1,150,473
Total debt	1,313,640	1,260,093
Total equity	1,511,260	1,340,170
Invested capital	$2,824,900	$2,600,263

Return on invested capital as reported	20.5%	19.1%
Adjusted return on invested capital (1)	21.5%	21.5%
(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

	Three Months Ended March 31,
Cash Conversion	2026	2025
Net cash provided by operating activities	$102,170	$185,693
Capital expenditures	(39,163)	(26,949)
Free cash flow (1)	$63,007	$158,744

Adjusted net income	$138,458	$121,856

Cash conversion (1)	46%	130%

(1)	Free cash flow and cash conversion are non-GAAP financial measures. Refer to Non-GAAP Information section.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES:
Net income	$136,382	$118,487
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	26,009	23,784
Deferred income taxes	22,533	(5,838)
Other non-cash items, net	8,064	8,634
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(60,212)	(34,108)
Increase in inventories	(61,876)	(20,167)
(Increase) decrease in other current assets	(13,471)	2,057
Increase in trade accounts payable	83,784	64,884
(Decrease) increase in other current liabilities	(43,138)	21,206
Net change in other assets and liabilities	4,095	6,754
NET CASH PROVIDED BY OPERATING ACTIVITIES	102,170	185,693

INVESTING ACTIVITIES:
Capital expenditures	(39,163)	(26,949)
Acquisition of businesses, net of cash acquired	140	—
Proceeds from sale of property, plant and equipment	308	4,646
NET CASH USED BY INVESTING ACTIVITIES	(38,715)	(22,303)

FINANCING ACTIVITIES:
Proceeds from (payments on) short-term borrowings, net	19,613	(904)
Payments on long-term borrowings	—	(169)
Proceeds from exercise of stock options	8,559	6,254
Purchase of shares for treasury	(56,670)	(106,694)
Cash dividends paid to shareholders	(44,071)	(42,975)
NET CASH USED BY FINANCING ACTIVITIES	(72,569)	(144,488)

Effect of exchange rate changes on Cash and cash equivalents	(772)	(1,459)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(9,886)	17,443
Cash and cash equivalents at beginning of period	308,789	377,262
Cash and cash equivalents at end of period	$298,903	$394,705

Cash dividends paid per share	$0.79	$0.75

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended March 31, 2026
Net sales	$706,225	$227,035	$188,174	$—	$1,121,434
Inter-segment sales	36,709	5,807	4,664	(47,180)	—
Total sales	$742,934	$232,842	$192,838	$(47,180)	$1,121,434

Net income					$136,382
As a percent of total sales					12.2%

EBIT (1)	$126,895	$20,890	$40,991	$(2,048)	$186,728
As a percent of total sales	17.1%	9.0%	21.3%		16.7%
Special items charges (gain) (3)	573	1,772	(182)	653	2,816
Adjusted EBIT (2)	$127,468	$22,662	$40,809	$(1,395)	$189,544
As a percent of total sales	17.2%	9.7%	21.2%		16.9%

Three months ended March 31, 2025
Net sales	$653,107	$219,061	$132,220	$—	$1,004,388
Inter-segment sales	30,372	6,832	3,984	(41,188)	—
Total sales	$683,479	$225,893	$136,204	$(41,188)	$1,004,388

Net income					$118,487
As a percent of total sales					11.8%

EBIT (1)	$122,063	$21,600	$24,151	$(2,452)	$165,362
As a percent of total sales	17.9%	9.6%	17.7%		16.5%
Special items charges (4)	2,135	1,412	178	802	4,527
Adjusted EBIT (2)	$124,198	$23,012	$24,329	$(1,650)	$169,889
As a percent of total sales	18.2%	10.2%	17.9%		16.9%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)	Special items in 2026 primarily reflect Rationalization and asset impairments net charges of $573 in Americas Welding and $1,772 in International Welding, and a net gain of $182 in Harris Products Group. In addition, there were transaction costs of $653 in Corporate/Eliminations.
(4)	Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $2,135 in Americas Welding, $1,552 in International Welding and $178 in Harris Products Group, as well as transaction costs of $802 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2025	Volume	Price	Acquisitions	Exchange	2026
Operating Segments
Americas Welding	$653,107	$(2,635)	$49,479	$—	$6,274	$706,225
International Welding	219,061	(21,631)	297	15,794	13,514	227,035
The Harris Products Group	132,220	(1,375)	54,782	—	2,547	188,174
Consolidated	$1,004,388	$(25,641)	$104,558	$15,794	$22,335	$1,121,434

% Change
Americas Welding		(0.4)%	7.6%	—	0.9%	8.1%
International Welding		(9.9)%	0.1%	7.2%	6.2%	3.6%
The Harris Products Group		(1.0)%	41.4%	—	1.9%	42.3%
Consolidated		(2.6)%	10.4%	1.6%	2.3%	11.7%